SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 1, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 236-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into Material Definitive Agreement

        On December 1, 2004, Hudson United Bancorp (the “Company”) adopted a Company-wide severance plan, the Hudson United Bancorp Severance Plan (the “Severance Plan”), that permits the payment of severance benefits to all employees, including executive officers. The Severance Plan is part of a compensation strategy to replace individual severance and/or change-in-control agreements previously existing between the Company and its officers, including executive officers. The Severance Plan is attached hereto as Exhibit 10.1.

        Under the Severance Plan, a participant is entitled to receive severance pay if the Company permanently terminates the participant’s employment due to (i) retrenchment; (ii) conversion of a full time position to a part-time position (and the participant refuses to accept said position); or (iii) a reduction in force. A participant may also be entitled to severance pay due to any other condition which the Company considers to be sufficient to entitle a participant to severance pay.

        Under the Severance Plan, non officer employees are eligible to receive one week of severance pay for each completed year of service, not to exceed twenty-six weeks. Officers up to and including Vice Presidents are eligible for a minimum of five weeks of severance pay if terminated during the first five years of completed service and up to a maximum of twenty-six weeks of severance pay if terminated after more than 15 years of service. Senior/First Senior Vice Presidents are eligible for thirteen weeks of severance pay if terminated during the first five years of completed service and up to a maximum of fifty two weeks of severance pay if terminated after more than fifteen years of service. The Executive Vice Presidents, President, Chief Executive Officer and the Chairman are eligible for twenty-six weeks of severance pay if terminated during the first five years of service and fifty-two weeks of severance pay if terminated thereafter. Severance pay for Executive Vice Presidents, President, Chief Executive Officer and the Chairman includes a bonus amount determined by the largest bonus paid in or for the two calendar years preceding severance.

        The receipt of any severance pay under the Severance Plan is conditioned on a written release by the participant of all claims against the Company. In addition, the receipt by the Executive Vice Presidents, President, Chief Executive Officer and the Chairman of any severance pay under the Severance Plan is conditioned upon such individual entering into a two-year non-compete agreement with the Company.

        On December 1, 2004, the Company entered into individual agreements with each of Kenneth T. Neilson, James Mayo, Thomas R. Nelson and Thomas Shara to terminate each named executive’s Change in Control, Severance and Employment Agreement with the Company, as amended on September 17, 2003 (“CSE Agreement”) in exchange for one time payments by the Company to each named executive ranging from $306,800 to $2,625,000. The Compensation Committee of the Board of Directors is continuing to evaluate whether to terminate existing severance arrangements with 11 other officers in return for one-time cash payments by the Company to each officer that are expected to aggregate approximately $782,000. The Compensation Committee expects to complete this evaluation by the end of this year. The agreements terminating the Change in Control, Severance and Employment Agreement are attached hereto as Exhibit 10.2 through Exhibit 10.5. If agreement is reached regarding termination of severance arrangements with the other officers, it is anticipated that such officers will enter into agreements in the form of Exhibit 10.6.

        On December 1, 2004, the Company and Kenneth T. Neilson, entered into a gross-up agreement (“Gross-up Agreement”). The Gross-up Agreement provides that in the event of a change in control of the Company if severance payments, together with any other parachute payments, payable to Mr. Neilson constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (the “Code”), the payment to Mr. Neilson will be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow Mr. Neilson to retain the same net amount, after such taxes as he would have been otherwise entitled to receive. The Gross-up Agreement is attached hereto as Exhibit 10.7.

Item 1.02 Termination of a Material Definitive Agreement

        On December 1, 2004, the CSE Agreements were terminated by mutual agreement between the Company and each executive, in consideration of the payments stated in Item 1.01, which payment amounts are incorporated by reference into this Item 1.02. The executives are now provided benefits under the Company-wide severance plan described in Item 1.01 above.

        The CSE Agreements provided that in the event of a Change in Control (as defined in the CSE Agreements), the executives would have been entitled to substantially the same title, same salary and same benefits as existed prior to the change in control, and would have been entitled to certain severance payments and benefits under certain circumstances, as described below. The CSE Agreements did not become effective unless there was a change in control and then would have remained effective three years after a change in control. Prior to a change in control, unless the Company stopped its automatic renewal, the CSE Agreement were for a two year “evergreen” terms.

        Under the CSE if any of the executives had been terminated without cause, resigned for good reason (as defined in the CSE Agreements) within the first 90 days following a change in control, resigned for any reason after that 90 day period, died or became disabled, the executive (or the executive’s estate) would have been entitled to a lump sum payment equal to three times the sum of the executive’s annual salary and the executive’s highest bonus in the last three years. In addition the executives were entitled to a continuation of family health coverage for a period of three years following termination of employment.

        In the event that the severance payments and benefits under the agreement, together with any other parachute payments, would have constituted an excess parachute payment under Section 280G of the Code, the payment to Mr. Neilson would have been increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow Mr. Neilson to retain the same net amount, after such taxes as he would have been otherwise entitled to receive. If Section 280G would have been applicable to payments to the other executives those payments would have been reduced (but not below zero) to the extent necessary to avoid excess parachute payments.

Item 9.01 Financial Statements and Exhibits

10.1	Hudson United Bancorp Severance Plan
10.2	Kenneth T. Neilson Agreement Terminating Change in Control, Severance and Employment Agreement

10.3	James Mayo Agreement Terminating Change in Control, Severance and Employment Agreement

10.4	Thomas R. Nelson Agreement Terminating Change in Control, Severance and Employment Agreement

10.5	Thomas Shara Agreement Terminating Change in Control, Severance and Employment Agreement

10.6	Form of Agreement Terminating Severance Agreements
10.7	Gross-up Agreement with K. Neilson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2004	HUDSON UNITED BANCORP By: JAMES W. NALL ———————————————————— Name: James W. Nall Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Hudson United Bancorp Severance Plan

10.2	Kenneth T. Neilson Agreement Terminating Change in Control, Severance and Employment Agreement

10.3	James Mayo Agreement Terminating Change in Control, Severance and Employment Agreement

10.4	Thomas R. Nelson Agreement Terminating Change in Control, Severance and Employment Agreement

10.5	Thomas Shara Agreement Terminating Change in Control, Severance and Employment Agreement

10.6	Form of Agreement Terminating Severance Agreements

10.7	Gross-up Agreement with K. Neilson